Exhibit 99.2

Investor Quarterly Call For the quarter ended June 30, 2007 PhotoMedex 1

This presentation contains forward-looking statements that involve risks and uncertainties.  In such instances, the actual results could differ materially as a result of a variety of factors including failure to obtain regulatory approvals which could have material adverse effects on the Company’s business, competition developments which could hinder the company’s ability to compete effectively and other risk factors listed from time to time in the Company’s reports to the Securities and Exchange Commission. “Safe Harbor” 2

Laser Placements: 322 @ June 30, 2007 Good Reimb Moderate Reimb Weak Reimb Placement Target:   3,200 derms Reimbursement Level

Average Treatments per Day*Active Accounts Only Top Five Accounts Top 50 Accounts top 100 Accounts New York Metro* Ohio* MD/VA* MICHIGAN* FLORIDA* AVG.TX/DAY 7.06 3.83 2.93 1.94 1.64 2.45 2.45 1.71 RANGE 6.06 to 8.91 2.60 to 8.91 1.55 to 8.91 .47 to 6.20 .70 to 5.32 .78 to 8.91 .47 to 7.55 .30 to 6.06 Second Quarter 2007 XTRAC Analysis

Second Quarter XTRAC Comparative Analysis for the quarter ended June 30, 2007* 2006 Revenues adjusted to exclude laser sale customers Quarterly Q207 Q206 chg Excl Equip Sales * NY OH MD/VA MI FL All other Pos. Total Pos. Total Neg Total Rev. $ 472 $ 213 $ 269 $ 184 $ 236 $ 976 $ 2,350 $ 146 $ 2,496 $ 251 $ 143 $ 201 $ 107 $ 98 $ 488 $ 1,288 $ 122 $ 1,410 88% 49% 34% 72% 141% 100% 82% 20% 77% 20% 18% 20% 72% 117% 61% 49% -27% 42% 5